UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2020

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement

On April 13, 2020, Adamis Pharmaceuticals Corporation (the “Company”) received $3,191,700 in loan funding from the Paycheck Protection Program (the “PPP”), established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). The unsecured loan (the “PPP Loan”) is evidenced by a promissory note of the Company (the “Note”), in the principal amount of $3,191,700, to Arvest Bank (the “Bank”), the lender.

Under the terms of the Note and the PPP Loan, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the Note is two years, unless sooner provided in connection with an event of default under the Note. To the extent the loan amount is not forgiven under the PPP, the Company is obligated to make equal monthly payments of principal and interest, beginning seven months from the date of the Note, until the maturity date.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for and be granted forgiveness for all or part of the PPP Loan. The amount of loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs; the employer maintaining or rehiring employees and maintaining salaries at certain levels; and other factors. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

The Note may be prepaid in part or in full, at any time, without penalty. The Company may prepay 20% or less of the unpaid principal balance of the Note at any time without notice, and may prepay more than 20% of the unpaid principal balance of the Note subject to certain conditions. If any payment on the Note is more than 15 days late, the Bank may charge the Company a late fee of up to 5% of the unpaid portion of the regularly scheduled payment. The Note provides for certain customary events of default, including (i) failing to make a payment when due under the Note, (ii) failure to do anything required by the Note or any other loan document, (iii) defaults of any other loan with the Bank, (iv) failure to disclose any material fact or make a materially false or misleading representation to the Bank or SBA, (v) default on any loan or agreement with another creditor, if the Bank believes the default may materially affect the Company’s ability to pay the Note, (vi) failure to pay any taxes when due, (vii) becoming the subject of a proceeding under any bankruptcy or insolvency law, having a receiver or liquidator appointed for any part of the Company’s business or property, or making an assignment for the benefit of creditors, (viii) having any adverse change in financial condition or business operation that the Bank believes may materially affect the Company’s ability to pay the Note, (ix) if the Company reorganizes, merges, consolidates, or otherwise changes ownership or business structure without the Bank’s prior written consent, or (x) becoming the subject of a civil or criminal action that the Bank believes may materially affect the Company’s ability to pay the Note. Upon the occurrence of an event of default, the Bank has customary remedies and may, among other things, require immediate payment of all amounts owed under the Note, collect all amounts owing from the Company, and file suit and obtain judgment against the Company.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

On April 15, 2020, the Company issued a press release regarding the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 14, 2020, the Company received a letter from the Listing Qualifications Department of The NASDAQ Capital Market (“Nasdaq”) notifying the Company that it has been granted an additional 180-day compliance period or until October 5, 2020, to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq's Marketplace Rule 5550(a)(2) (the “Rule”). The letter indicated that the Company did not regain compliance during the initial 180-day grace period provided under the Rule and described in the initial letter from Nasdaq received on October 11, 2019, as disclosed in a report on Form 8-K filed by the Company on October 15, 2019. The letter also indicated that if at any time before October 5, 2020, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Rule. In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), Nasdaq staff determined that the Company was eligible for an additional 180-day period to regain compliance based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s having provided written notice of its intention to cure the deficiency during the second compliance period, including effecting a reverse stock split if necessary.

If the Company does not meet the minimum bid requirement during the additional 180-day grace period, Nasdaq will provide written notification to the Company that its shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. The Company would remain listed pending the Panel's decision. There can be no assurance that if the Company does appeal a subsequent delisting determination, that such appeal would be successful.

This letter and notification from Nasdaq has no immediate effect on the listing or trading of the Company's shares, which will continue to trade on the Nasdaq Capital Market under the symbol “ADMP.”

Cautionary Statement regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those contemplated by forward-looking statements in this report, such as statements regarding the Company’s use of proceeds from the PPP Loan, the amount of the loan to the Company that will be eligible to be forgiven, any actual forgiveness of some or all of the amount of the PPP Loan evidenced by the Note, and other risks inherent in the Company’s business including those described in the Company’s periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Promissory Note date April 10, 2020

99.1	Press Release dated April 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: April 15, 2020	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer